                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              ON ASSIGNMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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
                              [ON ASSIGNMENT LOGO]

                                 April 25, 1997

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of On Assignment, Inc. (the "Company") on Monday, June 9, 1997, at 4:00 p.m., at the Company's corporate headquarters, 26651 West Agoura Road, Calabasas, California 91302. The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon.

     Please sign and return your Proxy now whether or not you plan to attend the meeting. If you attend the meeting, you may still vote in person if you so desire.

                                          Sincerely,

                                          /s/ H. TOM BUELTER
                                          ------------------------------------
                                          H. Tom Buelter
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                             YOUR VOTE IS IMPORTANT

SO THAT YOUR COMMON STOCK WILL BE REPRESENTED AT THE ANNUAL MEETING IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                              ON ASSIGNMENT, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 9, 1997

TO THE STOCKHOLDERS OF ON ASSIGNMENT, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of On Assignment, Inc., a Delaware corporation (the "Company"), will be held on Monday, June 9, 1997, at 4:00 p.m. local time, at the Company's corporate headquarters, 26651 West Agoura Road, Calabasas, California 91302, for the following purposes:

     1. To elect two directors to serve for the ensuing three year term or until his or her respective successor is elected and qualified.

     2. To approve an amendment to the Company's Restated 1987 Stock Option Plan (the "Option Plan") to increase the number of shares of the Company's Common Stock reserved for issuance under the Option Plan by 500,000 shares.

     3. To ratify the appointment of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending December 31, 1997.

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 15, 1997 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          Sincerely,

                                          /s/ H. TOM BUELTER
                                          ----------------------------------
                                          H. Tom Buelter
                                          Chairman of the Board, President
                                          and Chief Executive Officer
Calabasas, California
April 25, 1997

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
GENERAL INFORMATION FOR STOCKHOLDERS..................................................    1

MATTERS TO BE CONSIDERED AT ANNUAL MEETING............................................    3
  PROPOSAL ONE -- ELECTION OF DIRECTORS...............................................    3
  PROPOSAL TWO -- APPROVAL AND RATIFICATION OF AMENDMENT TO RESTATED 1987 STOCK OPTION
     PLAN.............................................................................    5
  PROPOSAL THREE -- RATIFICATION OF INDEPENDENT ACCOUNTANTS...........................   13

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934..................   14

EXECUTIVE COMPENSATION AND RELATED INFORMATION........................................   14
  Board of Directors and Compensation Committee Report................................   14
  Stock Performance Graph.............................................................   16
  Summary of Cash and Certain Other Compensation......................................   17
  Stock Options.......................................................................   18
  Option Exercises and Holdings.......................................................   19
  Certain Relationships and Related Transactions......................................   19

ANNUAL REPORT AND FORM 10-K...........................................................   19

OTHER MATTERS.........................................................................   20

                              ON ASSIGNMENT, INC.
                             26651 WEST AGOURA ROAD
                              CALABASAS, CA 91302

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 9, 1997

                      GENERAL INFORMATION FOR STOCKHOLDERS

     The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of On Assignment, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Monday, June 9, 1997 (the "Annual Meeting"). The Annual Meeting will be held at 4:00 p.m. at the Company's corporate headquarters, 26651 West Agoura Road, Calabasas, California 91302. These proxy solicitation materials were mailed on or about April 25, 1997 to all stockholders entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any person giving a Proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Senior Vice President, Finance and Operations Support, and Chief Financial Officer of the Company at the Company's principal executive offices, On Assignment, Inc., 26651 West Agoura Road, Calabasas, CA 91302, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

RECORD DATE, VOTING AND SHARE OWNERSHIP

     Stockholders of record on April 15, 1997 are entitled to notice of and to vote at the Annual Meeting. At January 31, 1997, 5,171,262 shares of the Company's Common Stock, $.01 par value, were issued and outstanding. No shares of the Company's preferred stock are outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker nonvotes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted toward the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of January 31, 1997 by (i) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (ii) each director and nominee, (iii) the Named Officers (as defined below in the section titled "Executive Compensation and Related Information"), and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                NUMBER OF       PERCENT OF TOTAL
NAME AND ADDRESS                                                 SHARES       SHARES OUTSTANDING(1)
----------------                                                ---------     ---------------------
Warburg, Pincus Counsellors, Inc.(2)..........................    612,420              11.8%
  466 Lexington Avenue
  New York, NY 10017
Fiduciary Trust Company International(3)......................    590,450              11.4%
  Two World Trade Center
  New York, NY 10048
Pilgrim Baxter & Associates, Ltd.(4)..........................    376,900               7.3%
  11255 Drummers Lane, Suite 300
  Wayne, PA 19087
H. Tom Buelter(5).............................................    284,049               5.4%
Karen Brenner(6)..............................................     15,000                 *
William E. Brock(7)...........................................      6,000                 *
Jonathan S. Holman(8).........................................     17,011                 *
Jeremy M. Jones(9)............................................      8,500                 *
Kathy J. West(10).............................................     72,718               1.4%
Ronald W. Rudolph(11).........................................      7,917                 *
Robert J. LaBombard...........................................     28,364                 *
Mark A. Vettese(12)...........................................      4,061                 *
All directors and officers as a group (10 persons)(13)........    451,164               8.4%

---------------

  *  Less than one percent.

 (1) Percentage of beneficial ownership is calculated assuming 5,171,262 shares of Common Stock were outstanding on January 31, 1997. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within sixty days of January 31, 1997, including but not limited to the exercise of an option; however, such Common Stock is not deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(1)(i) under the Securities Exchange Act of 1934.

 (2) Pursuant to a Schedule 13G dated January 9, 1997 and filed with the Securities and Exchange Commission, Warburg, Pincus Counsellors, Inc. ("Warburg") has reported that: it had sole power to dispose of such 612,420 shares but had sole voting power with respect to only 491,350 of such shares; its beneficial ownership of such shares arose from its services as investment adviser to investments accounts which own such shares; and none of such investment accounts individually owns more than five percent of the Company's securities.

 (3) Pursuant to a Schedule 13G dated January 28, 1997 and filed with the Securities and Exchange Commission, Fiduciary Trust Company International ("FTCI"), a Bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, has reported that: it had sole power to dispose of 571,100 shares and shared power to dispose of 19,350 shares; and had sole voting power with respect to 520,800 shares and shared voting power with respect to 69,650 shares.

 (4) Pursuant to a schedule 13G dated February 14, 1997 and filed with the Securities and Exchange Commission, Pilgrim Baxter & Associates, Ltd. ("Pilgrim") has reported that: it had sole power to dispose of such 376,900 shares and shared voting power with respect to such shares.

 (5) Includes 139,649 shares underlying stock options exercisable within 60 days of January 31, 1997.

 (6) Includes 15,000 shares underlying stock options exercisable within 60 days of January 31, 1997.

 (7) Includes 6,000 shares underlying stock options exercisable within 60 days of January 31, 1997.

 (8) Includes 13,500 shares underlying stock options exercisable within 60 days of January 31, 1997 and 3,511 shares held by The Holman Group, Inc. Profit Sharing Trust.

 (9) Includes 8,500 shares underlying stock options exercisable within 60 days of January 31, 1997.

(10) Includes 35,675 shares underlying stock options exercisable within 60 days of January 31, 1997.

(11) Includes 7,917 shares underlying stock options exercisable within 60 days of January 31, 1997.

(12) Includes 4,061 shares underlying stock options exercisable within 60 days of January 31, 1997.

(13) Includes 233,427 shares underlying stock options exercisable within 60 days of January 31, 1997.

     To the Company's knowledge, each beneficial owner of more than ten percent of the Company's capital stock filed all reports and reported all transactions on a timely basis with the Securities and Exchange Commission (the "Commission"), National Association of Securities Dealers, Inc. and the Company.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall be comprised of not less than four nor more than seven Directors, with the exact number to be fixed by the Board. The currently authorized number of Directors is five. The Company's Certificate of Incorporation provides for a classified Board of Directors, with the terms of office of each class of Directors ending in successive years. At the 1997 Annual Meeting, two Directors will be elected to serve until the 2000 annual meeting or until his or her respective successor is elected and qualified. The Board of Directors has selected two nominees, both of whom are current Directors of the Company. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the nominees named below. If, however, either of the nominees named in the Proxy is unable or unwilling to serve (which is not expected) at the time of the Annual Meeting, the proxies (except those marked to the contrary) will be voted for such other person(s) as the persons named in the enclosed Proxy may recommend. The two candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE THIRD ANNUAL MEETING FOLLOWING THE 1997 ANNUAL MEETING OR UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

NOMINEES FOR TERM ENDING IN 2000

     Set forth below is information regarding the nominees, including their ages, the period during which they have served as Directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

          KAREN BRENNER, 41, has served as a Director of the Company since October, 1993. Ms. Brenner has been a Managing Director of Noel Group, Inc. ("Noel"), a holding company for controlling or signifi-cant equity interests in small and medium-sized operating companies, since November 1991. From October 1989 to November 1991, Ms. Brenner was a director and a vice president of Noel. Since June 1994, Ms. Brenner has been Chairman and Chief Executive Officer of Lincoln Snacks, a snack food company. Ms. Brenner also serves as Chairman, President and Chief Executive Officer of Belding Heminway Company, Inc. ("Belding"), a distributor of buttons and home sewing and craft products. She was elected Chairman of the Board of Belding in May 1996, and elected its President and Chief Executive Officer in October 1996. Previously, she had been Vice Chairman and a director of and consultant to Belding since February 1996. Ms. Brenner was formerly the Chairman of The Forschner Group, Inc., a consumer goods company, from February 1992 through February 1994 and a consultant to The Forschner Group, Inc. from July 1990 through December 1994.

          JEREMY M. JONES, 55, has served as a Director of the Company since May 1995. Mr. Jones has been Chief Executive Officer and Chairman of the Board of Apria Healthcare Group, Inc., a home healthcare services provider, since its formation in 1995. From 1991 to 1995, Mr. Jones was Chief Executive Officer and Chairman of the Board of Homedco Group, Inc., a home healthcare services company which was merged into Apria Healthcare Group, Inc. in 1995.

CONTINUING DIRECTORS

     Set forth below is information regarding the continuing Directors of the Company, including their ages, the period during which they have served as Directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

     TERM ENDING IN 1998

          H. TOM BUELTER, 56, has served as President, Chief Executive Officer and a Director of the Company since he joined the Company in March 1989. Mr. Buelter was elected Chairman of the Company's Board of Directors in December, 1992. From 1983 to 1989, he was Senior Vice President of Kelly Services, Inc., a temporary personnel firm, and Chief Operating Officer of Kelly Assisted Living, a division of Kelly Services, Inc. which provides temporary home-care personnel.

          THE HONORABLE WILLIAM E. BROCK, 66, was elected to the Board of Directors of the Company in April 1996. Since October 1996, he has been the Founder and Chairman of Intellectual Development Systems, Inc., a firm specializing in the servicing and delivery of assessment/developmental materials to public schools. Since 1988, Senator Brock has been the Founder and Chairman of The Brock Group, a firm specializing in international trade, investment and human resources. From 1988 to 1991 he served as Chairman of the National Endowment for Democracy, an organization he helped found. Senator Brock served in President Reagan's cabinet as the United Stated Trade Representative from 1981 to 1985 and as Secretary of Labor from 1985 to 1987. From 1977 to 1981, Senator Brock served as National Chairman of the Republican Party. From 1970 to 1976, he was a member of the U.S. Senate and from 1962 to 1970 a member of the U.S. House of Representatives. Since 1996, Senator Brock has served as a director of Sinclair Broadcasting Group, Inc., a broadcasting company, and United Payors & United Providers, Inc., an intermediary between insurance companies and healthcare providers and a network management company.

     TERM ENDING IN 1999

          JONATHAN S. HOLMAN, 51, has served as a Director of the Company since March 1995. Since 1981, Mr. Holman has been the President and Founder of The Holman Group, Inc., an executive search firm.

     There are no family relationships among executive officers or Directors of the Company.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1996, the Board of Directors held four meetings and acted by unanimous written consent on three occasions. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee, and does not have a Nominating Committee.

     The Audit Committee currently consists of two directors, Ms. Brenner and Mr. Jones. The Audit Committee is primarily responsible for approving the services performed by the Company's independent accountants and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee met two times during 1996.

     The Compensation Committee consists of two directors, Mr. Brock, who served on the committee since May 1996 and Mr. Holman. From July 1994 through May 1996, Ms. Brenner served on the Compensation Committee. The Compensation Committee held five meetings during 1996. It reviews the Company's general compensation policies, recommends to the full Board of Directors the compensation levels for the Company's executive officers, and administers the Company's Restated 1987 Stock Option Plan and Employee Stock Purchase Plan.

     The Stock Option Committee consists of one director, Mr. Buelter. The Stock Option Committee acted by written consent on 16 occasions during 1996. It has limited authority to grant stock options to eligible individuals who are not officers or Directors of the Company subject to the short-swing profit restrictions of Federal securities laws.

     No currently serving Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board on which he or she served during 1996.

DIRECTOR COMPENSATION

     Effective January 1, 1996, non-employee Directors receive the following fees for services as Directors: $8,000 per year (payable quarterly in arrears) during the period of their service as a Director; $1,500 per Board meeting or Committee meeting (if held separately) attended in person; and $250 per telephonic Board meeting or Committee meeting (if held separately). Also, the Company reimburses all non-employee Directors for their reasonable expenses incurred in attending Board or Committee meetings.

     Directors also receive stock option grants under the Company's Restated 1987 Stock Option Plan. Under the automatic option grant program in effect under the Company's Restated 1987 Stock Option Plan, each non-employee Board member who has been or is first elected to the Board after October 13, 1993 has been or will be automatically granted options to purchase 9,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. At each Annual Meeting of Stockholders beginning with the 1993 Annual Meeting and ending with the 1995 Annual Meeting, each individual who was at the time serving as a non-employee Board member was automatically granted an option to purchase 1,500 shares of Common Stock on the date of the Annual Meeting, provided he or she had served as a Board member for at least six months prior to the date of such meeting. At each Annual Meeting of Stockholders beginning with the 1996 Annual Meeting, each individual who is at the time serving as a non-employee Board member automatically was or will be granted an option to purchase 3,000 shares of Common Stock on the date of the Annual Meeting, without regard to prior Board service. Accordingly, Mr. Brock was granted options for 9,000 shares of the Company's Common Stock at an exercise price of $37.125 per share on April 1, 1996; and Ms. Brenner and Messrs. Brock, Holman and Jones were granted options for 3,000 shares on the date of the 1996 Annual Meeting at an exercise price of $39.00 per share and will be granted options for an additional 3,000 shares on the date of the 1997 Annual Meeting.

           PROPOSAL TWO -- APPROVAL AND RATIFICATION OF AMENDMENT TO
                        RESTATED 1987 STOCK OPTION PLAN

INTRODUCTION

     Stockholders are being asked to vote on a proposal to ratify an amendment to the Company's Restated 1987 Stock Option Plan ("Option Plan") to increase by 500,000 the number of shares of the Company's Common Stock reserved for issuance under the Option Plan from 1,500,000 shares to 2,000,000 shares. The affirmative vote of a majority of the Company's outstanding Common Stock represented and entitled to vote at the Annual Meeting is required for approval of the amendment.

     The Option Plan was adopted by the Board of Directors on October 9, 1987, and has been amended on numerous occasions, most recently as of September 21, 1992, the date of the Company's initial public offering, on September 30, 1992 to permit the establishment of a secondary committee to administer the Plan, on October 13, 1993 to amend the automatic director grant program and limit the maximum number of shares any individual may be granted over the remaining term of the Option Plan, on December 7, 1995 to approve further amendment of the automatic director grant program and on February 13, 1997 to approve the amendment which is the subject of this Proposal Two. The Option Plan, as amended, and amendments thereto were approved by the stockholders on December 11, 1987, September 4, 1992, May 23, 1994 and May 30, 1996.

     The Board of Directors believes that a competitive stock option plan is crucial to the Company's ability to recruit and retain highly qualified officers, employees, non-employee directors and other advisors. The Board therefore recommends a vote FOR Proposal Two.

     The terms and provisions of the Option Plan are summarized below. The summary, however, does not purport to be a complete description of the Option Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Secretary of the Company at the corporate offices in Calabasas, California.

PLAN STRUCTURE; ELIGIBILITY

     The Option Plan is comprised of two parts: a discretionary grant program and an automatic grant program. Under the discretionary grant program, options may be granted to employees (including officers), consultants and other independent contractors of the Company or its parent or subsidiary corporations who contribute to the management, growth and financial success of the Company or its parent or subsidiary corporations. Under the automatic grant program, options are automatically granted to the non-employee members of the Board.

     As of January 31, 1997, approximately 170 employees (including 6 executive officers) were eligible to participate in the Option Plan and four non-employee Board members were eligible for automatic option grants.

ADMINISTRATION

     The Option Plan is administered by the Compensation Committee, comprised of at least two non-employee members of the Board of Directors ("Committee"). In addition, the Option Plan may be administered (including the granting of options) with respect to individuals who are not officers or directors of the Company by a secondary committee comprised of one or more Board members. The Company has such a secondary committee (the "Stock Option Committee") which has limited authority to grant stock options to eligible individuals who are not officers or Directors of the Company subject to the short-swing profit restrictions of Federal securities laws.

     The Committee (or the Stock Option Committee to the extent acting as plan administrator) has the sole and exclusive authority, subject to the provisions of the Option Plan, to determine the eligible individuals who are to receive discretionary options under the Option Plan, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable and the maximum term for which the option is to remain outstanding. The Committee will also have the authority to determine whether the granted option is to be an incentive stock option under the Federal tax laws and to establish rules and regulations for proper plan administration. The automatic grant program is self-administering.

ISSUABLE SHARES

     The maximum number of shares of Common Stock which may be issued over the term of the Option Plan shall not exceed 2,000,000 shares. Such authorized share reserve is comprised of (i) the 1,500,000 shares authorized by the Board under the Option Plan, and subsequently approved by the stockholders plus (ii) an additional increase of 500,000 shares which is the subject of this Proposal Two. This amount is subject to adjustment from time to time in the event of certain changes in the Company's capital structure.

     In no event may any one individual participating in the Option Plan be granted stock options after December 31, 1993 for more than 250,000 shares of Common Stock over the remaining term of the plan.

     Should any option under the Option Plan expire or terminate prior to exercise or surrender in full, the shares subject to the portion of the option not so exercised or surrendered will be available for subsequent option grants. Shares subject to any option surrendered in accordance with the Option Plan and all share issuances under the Option Plan, whether or not the Company repurchased such shares pursuant to its repurchase rights under the Option Plan, will reduce on a share-for-share basis the number of shares available for subsequent option grants.

     Because the Option Plan is discretionary, benefits to be received by individual optionees are not determinable, except that the options to be received by the non-employee members of the Board are set pursuant to a formula as described below. The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated individuals and groups, (i) the number of shares of Common Stock for which options have been granted under the Option Plan for the one (1)-year period ending December 31, 1996 plus the period through January 31, 1997 and (ii) the weighted average exercise price payable per share.

NEW PLAN BENEFITS AND OPTION GRANT TABLE

                                                                                        WEIGHTED
                                                                                    AVERAGE EXERCISE
                                                                      NUMBER OF     PRICE OF GRANTED
NAME AND POSITION                                                   OPTION SHARES       OPTIONS
-----------------                                                   -------------   ----------------
H. Tom Buelter, Chairman of the Board, President and Chief
  Executive Officer...............................................           0               --
Kathy J. West, Senior Vice President, Chief Operating Officer.....           0               --
Ronald W. Rudolph, Senior Vice President, Finance and Operations
  Support, and Chief Financial Officer............................      15,000           $29.00
Mark A. Vettese, Vice President and General Manager, Healthcare
  Financial Staffing..............................................      15,000            34.00
Robert J. LaBombard, Vice President and General Manager,
  EnviroStaff.....................................................      20,000            36.50
Karen Brenner, Director...........................................       3,000            39.00
William E. Brock, Director........................................      12,000            37.59
Jonathan S. Holman, Director......................................       3,000            39.00
Jeremy M. Jones, Director.........................................       3,000            39.00
Executive Officers as a group (6 persons).........................      50,000            33.50
Non-employee directors as a group (4 persons).....................      21,000            38.20
All employees, including current officers who are not executive
  officers, as a group (164 persons)..............................     211,482            32.41

     As of January 31, 1997, approximately 693,349 shares of Common Stock were subject to outstanding options under the Option Plan(1) and 780,909 shares of Common Stock had been issued upon exercise of options. Accordingly, 25,742 shares of Common Stock were available for future option grants under the Option Plan.

OPTION PRICE AND EXERCISABILITY

     The exercise price of options issued under the Option Plan may not be less than eighty-five percent (85%) of the fair market value of the Common Stock on the grant date, and the maximum option term may not exceed ten (10) years. Options issued under the Option Plan may become exercisable in cumulative increments over a period of months or years as determined by the Committee.

     The option price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Outstanding options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is instructed to effect an immediate sale of the shares purchased under the option

---------------

(1) The shares available for future option grants will be increased to the extent outstanding options terminate or expire unexercised and will be adjusted in the event of certain changes to the Company's capital structure.

and pay to the Company, out of the sales proceeds available on the settlement date, sufficient funds to cover the option price for the purchased shares plus all applicable withholding taxes.

     The Committee may also assist any optionee (including an officer or director) in the exercise of outstanding options under the discretionary grant program by authorizing a loan from the Company or permitting the optionee to pay the option price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Committee in its sole discretion, but in no event may the maximum credit extended to the optionee exceed the aggregate option price payable for the purchased shares (less the par value) plus any Federal, state or local income taxes or Federal employment taxes incurred by the optionee in connection with the option exercise.

VALUATION

     For purposes of establishing the option price and for all other valuation purposes under the Option Plan, the fair market value per share of Common Stock on any relevant date will be the closing price per share on such date, as reported on the Nasdaq Stock Market. If there is no reported closing price for such date, then the closing price for the last previous date for which such quotation exists will be determinative of fair market value.

     On January 31, 1997, the fair market value of the Common Stock was $35.25 per share.

TERMINATION OF SERVICE

     Outstanding options under the Option Plan will remain exercisable for 3 months following the optionee's cessation of service with the Company (other than cessation as a result of permanent disability or death), unless the Committee determines that such exercise period should be further extended for one or more additional months or years. Under no circumstances, however, may any such option remain exercisable after the specified expiration date of the option term. Should the optionee become permanently disabled while holding one or more exercisable options, then those options may subsequently be exercised by the optionee or his or her personal representative within 12 months following such optionee's cessation of service. Should the optionee die while holding one or more exercisable options, then those options may subsequently be exercised by the personal representative of the optionee's estate or by the persons to whom such options are transferred by the optionee's will or by the laws of inheritance within 36 months following such optionee's cessation of service.

     During the applicable exercise period following the optionee's cessation of service, the option may not be exercised for option shares which were not vested at the time of such cessation of service. However, the Committee will have the discretionary authority to accelerate in whole or in part the vesting of any outstanding options held by the optionee and may exercise this discretion at any time while the option remains outstanding.

     For purposes of the Option Plan, the optionee will be deemed to be in the service of the Company for so long as such individual renders periodic services to the Company or any parent or subsidiary, whether as an employee, a member of the board of directors or an independent consultant.

STOCKHOLDER RIGHTS AND ASSIGNABILITY OF OPTIONS

     No optionee is to have any stockholder rights with respect to the option shares until such individual has exercised the option, paid the option price and been issued a stock certificate for such shares. Options are not assignable or transferable other than by will or by the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by the optionee.

ACCELERATION OF OPTIONS

     In the event of any of the following stockholder-approved transactions to which the Company is a party (a "Corporate Transaction"):

          (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation;

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; or

          (iii) any reverse merger in which the Company is the surviving entity but in which 50% or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, each outstanding option under the discretionary grant program will automatically become exercisable for all of the option shares, unless (1) the option is either to be assumed by the successor corporation (or its parent corporation) in such Corporate Transaction or is otherwise to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or (2) the acceleration of such option is subject to other limitations imposed by the Committee at the time of grant.

     Upon the consummation of the Corporate Transaction, all outstanding options under the Option Plan will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

     The acceleration of options as described above may have the effect of discouraging or deterring a change in the control of the Company.

SURRENDER OF OPTIONS FOR CASH OR STOCK

     Officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may be granted limited stock appreciation rights as part of any stock option grants made to such officers under the Option Plan. Any option with such a limited stock appreciation right in effect for at least 6 months shall automatically be cancelled upon the occurrence of a Hostile Take-Over, to the extent the option is at the time exercisable for fully vested shares. In return, the optionee will be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option over (ii) the aggregate exercise price payable for such shares.

     For purposes of such limited stock appreciation right, the following definitions will be in effect under the Option Plan:

          Hostile Take-Over: (i) the acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than 50% of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer which the Board of Directors does not recommend the Company's stockholders to accept and (ii) more than 50% of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Company who are subject to the short-swing profit restrictions of the Federal securities laws.

          Take-Over Price: the greater of (i) the fair market value per share on the date of cancellation, as determined in accordance with the valuation provisions of the Option Plan described above, or (ii) the highest reported price per share paid by the acquiring entity in effecting the Hostile Take-Over.

     Outstanding stock appreciation rights granted before September 21, 1992 to certain officers and directors of the Company under the Option Plan allow such individuals to surrender the underlying options to the Company for a cash distribution, calculated in the manner indicated above, in the event a hostile tender offer for 25% or more of the Company's outstanding voting securities is successfully completed or a change in the majority of the Board of Directors is effected through one or more proxy contests.

     The Option Plan includes a stock appreciation rights feature whereby the Committee has the authority to accept the surrender of one or more outstanding options under the Option Plan and authorize in exchange the payment by the Company of an appreciation distribution equal to the excess of (i) the fair market value (on the date of surrender) of the vested shares of Common Stock over (ii) the option price payable for such vested shares. Such payment may be made, at the discretion of the Committee, in shares of Common Stock valued at fair market value on the date of surrender or in cash. Whether an option is surrendered for cash or Common Stock, the shares covered by the surrendered option will not thereafter be available for issuance under the Plan. With the exception of the limited stock appreciation rights described above, no stock appreciation rights have been granted under the Option Plan to date.

CANCELLATION AND NEW GRANT OF OPTIONS

     With the consent of the affected optionees, the Committee has the authority to cancel outstanding options under the Option Plan and to grant replacement options covering the same or different numbers of shares of Common Stock but having an option price per share not less than 85% of the fair market value of the Common Stock on the new grant date (100% of fair market value in the case of an Incentive Option). It is anticipated that the option price under the replacement grant will in all instances be less than the option price in effect under the cancelled option.

CHANGES IN CAPITALIZATION

     In the event any change is made to the Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the number and/or class of securities and price per share in effect under each outstanding option, (iii) the maximum number of shares which may be granted to each individual participant, and (iv) the number of shares to be made the subject of subsequent automatic option grants.

     Each outstanding option which is assumed or is otherwise to continue in effect after a merger or business combination will be appropriately adjusted to apply and pertain to the number and class of securities which would have been issuable, in connection with such merger or business combination, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such merger or business combination. Appropriate adjustments will also be made to the option price payable per share and to the number and class of securities available for issuance under the Option Plan.

     Option grants under the Option Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

EXCESS GRANTS

     The Option Plan permits the grant of options to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Option Plan. Any options so granted cannot be exercised prior to stockholder approval of an amendment sufficiently increasing the number of shares available for issuance under the Option Plan.

NON-EMPLOYEE DIRECTOR AUTOMATIC GRANT PROGRAM

     The automatic grant program under the Option Plan authorizes the grant of options to non-employee members of the Board. Each non-employee Board member who has been or is first elected to the Board after the October 13, 1993 has been or will be automatically granted options to purchase 9,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. At each Annual Meeting of Stockholders beginning with the 1993 Annual Meeting and ending with the 1995 Annual Meeting, each individual who was at the time serving as a non-employee Board member was automatically granted options to purchase 1,500 shares of Common Stock on the date of the Annual Meeting, provided he or she had served as a Board member for at least six months prior to the date of such meeting. At each Annual Meeting of Stockholders beginning with the 1996 Annual Meeting, each individual who is at the time serving as a non-employee Board member will automatically be granted an option to purchase 3,000 shares of Common Stock on the date of the Annual Meeting, without regard to prior Board service.

     The option price per share for each automatic grant will be the fair market value per share of Common Stock on the date of grant, and the option price for purchased shares will be payable in cash or shares of Common Stock or through a cashless exercise procedure.

     The initial automatic option grants become exercisable in 3 annual installments beginning on the grant date, provided the optionee remains a member of the Board. The annual automatic option grants for 1,500 shares and the annual automatic grants for 3,000 shares to Board members who have served at least 6 months prior to the grant date are immediately exercisable upon grant. The annual automatic grants for 3,000 shares to non-employee Board members who have not served as Board members for at least 6 months prior to the date of such grants, shall be subject to a 6-month vesting schedule from the grant date, provided the optionees remain members of the Board. However, full and immediate vesting of the initial automatic grant and the annual automatic grant will occur upon a Corporate Transaction (as such term is defined in the section above entitled "Acceleration of Options") and Change in Control (as such term is defined below). Also, each automatic option grant will be automatically cancelled upon the occurrence of a Hostile Take-Over (as such term is defined in the section above entitled "Surrender of Options for Cash or Stock"), whether or not the option is otherwise at the time exercisable for such shares. In return the optionee will be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares.

     For all purposes under the Option Plan, a Change in Control shall be deemed to have occurred if:

          (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership of securities possessing more than 50% the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept; or

          (ii) there is a change in the composition of the Board over a period of 24 consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

     Upon cessation of Board service, the options exercisable by the director will remain exercisable for 6 months. Should the optionee die while holding one or more options, then those options may subsequently be exercised by the personal representative of the optionee's estate or by the persons to whom such options are transferred by the optionee's will or by the laws of inheritance within 3 years after the date of the optionee's cessation of Board service.

AMENDMENT AND TERMINATION OF THE OPTION PLAN

     The Board of Directors may amend or modify the Option Plan in any or all respects whatsoever; provided, however, that the automatic grant program (and the options outstanding thereunder) may not be amended more frequently than once every 6 months, and no amendment to the Option Plan may adversely affect the rights of outstanding option holders without their consent. The Board of Directors may not, without the approval of the Company's stockholders: (i) materially increase the maximum number of shares issuable under the Option Plan or the number of shares for which automatic grants may be made to non-employee Board members, except in the event of certain changes to the Company's capital structure as indicated above; (ii) materially modify the eligibility requirements for option grants; or (iii) otherwise materially increase the benefits accruing to participants under the Option Plan.

     The Board of Directors may terminate the Option Plan at any time, and the Option Plan will in all events terminate not later than June 21, 2002. Any options outstanding at the time of such plan termination will continue to remain outstanding and exercisable in accordance with the terms and provisions of the instruments evidencing those grants. The Option Plan will, however, automatically terminate on the date all shares available for issuance are issued or cancelled pursuant to the exercise, surrender or cash-out of outstanding options under the Option Plan.

FEDERAL TAX CONSEQUENCES

     Options granted under the Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the difference between the fair market value of the purchased shares and the exercise price is generally included as alternative minimum taxable income for purposes of the alternative minimum tax. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than 2 years after the grant date of the option and more than 1 year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the deductions attributable to the compensation income arising from most exercises of non-statutory options under the Option Plan will not be subject to the annual $1 Million deduction limit which covers certain executive officers of the Company.

     Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

     Parachute Payments. If the exercisability of an option or stock appreciation right is accelerated as a result of a change of control, all or a portion of the value of the option or stock appreciation right at that time may be a parachute payment for purposes of the excess parachute provisions of the Internal Revenue Code. Those provisions generally provide that if parachute payments exceed three times an employee's average compensation for the 5 tax years preceding the change of control, the company loses its deduction and the recipient is subject to a 20% excise tax on the amount of the parachute payments in excess of one times such average compensation.

     Note Forgiveness. If any promissory note delivered in payment of shares acquired under the Option Plan is forgiven in whole or in part, the amount of such forgiveness will be reportable by the participant as ordinary compensation income. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the participant in connection with the acquisition of the shares and any note forgiveness. The deduction will be allowed for the taxable year of the Company in which the ordinary income is recognized by the participant.

ACCOUNTING TREATMENT

     Option grants at 100% of fair market value will not result in any charge to the Company's earnings. The number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

     Should optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to be charged against the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end will be accrued as compensation expense, to the extent such amount is in excess of the aggregate exercise price in effect for those rights.

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding shares of the Company's voting Common Stock represented and voted at the 1997 Annual Meeting is required for approval of the amendment to the Option Plan. If such stockholder approval is not obtained, then the amendment will not be adopted and the number of shares reserved for issuance under the Option Plan will not be increased by 500,000 shares.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Company is seeking the affirmative vote of a majority of the issued and outstanding voting shares for approval of the amendment to the Option Plan. The Board of Directors believes that the amendment to the Option Plan is necessary in order to continue to provide equity incentives to attract and retain the services of high quality officers, employees, non-employee Directors and other advisors.

 FOR THIS REASON, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
                               FOR THIS PROPOSAL.

           PROPOSAL THREE -- RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1997, and is asking the stockholders to ratify this appointment.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of a majority of the Company's voting shares represented and voting at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP.

     Deloitte & Touche LLP has audited the Company's consolidated financial statements annually since 1986. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1996 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1996 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than 10% stockholders.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

BOARD OF DIRECTORS AND COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") of the On Assignment, Inc. Board of Directors (the "Board"), recommends to the Board the compensation of the Company's executive officers and administers the Company's Restated 1987 Stock Option Plan (the "Option Plan") under which grants may be made to such officers and other key employees and the Company's Employee Stock Purchase Plan. In addition, the Committee recommends to the Board the individual bonus programs to be in effect for executive officers each fiscal year. The full Board sets the base salaries and approves individual bonus programs of the Company's executive officers, with Mr. Buelter abstaining as to his own salary and bonus program.

     For the 1996 fiscal year, the Board accepted the recommendations of the Committee in establishing the compensation payable to Mr. H. Tom Buelter, the Company's Chairman of the Board, President and Chief Executive Officer, and the Company's other executive officers.

     GENERAL COMPENSATION POLICY. Our fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. It is our objective to make a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels of similarly sized companies, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of performance goals, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. Generally, as an officer's level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary.

     FACTORS. Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1996 fiscal year are summarized below. Additional factors were also taken into account to a lesser degree. The Committee and/or the Board may in their discretion apply entirely different factors, particularly different measures of financial performance, in recommending and/or setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policy indicated above.

     - BASE SALARY. The base salary for each executive officer is set on the basis of personal performance, the average salary levels in effect for comparable positions with companies with total revenues similar to the Company's and internal comparability standards.

     - ANNUAL INCENTIVE COMPENSATION. Annual bonuses, set as a percentage of salary based on position, are earned by each executive officer on the basis of the Company's achievement of corporate performance targets established by the Board at the start of the fiscal year. For fiscal year 1996, the performance targets were based on the Company's 1996 Budget as approved by the Board at its December 1995 meeting. The Committee recommended and the Board granted bonuses at targeted levels, as the Company achieved record revenues and net income.

     - LONG-TERM INCENTIVE COMPENSATION. The Committee periodically approves grants of stock options to each of the Company's executive officers under the Option Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is set to achieve a potential percentage ownership stake in the Company that the Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also takes into account the individual's potential for future responsibility over the option term, the individual's personal performance in recent periods and the individual's current holdings of the Company's stock and options. New options were granted to three of the Company's executive officers in fiscal 1996 and such grants were consistent with these policies. Mr. Rudolph received an option grant in 1996 in part because of the expansion of his responsibilities to include management of the Operations Support area at the Company's corporate headquarters. Mr. LaBombard and Mr. Vettese received initial stock option grants upon their employment with the Company.

     CEO COMPENSATION. The annual base salary for the Company's Chief Executive Officer, Mr. H. Tom Buelter remained the same in 1996 as in 1995 by virtue of the Compensation Committee's and Board's decisions at their December 1995 meetings, when they set executive officer compensation for 1996, to not increase Mr. Buelter's annual base salary. The decision to maintain his base salary was made primarily on the basis of the rate of base salary paid to the chief executive officers of the companies with total revenues similar to the Company's and the desire to make a greater percentage of Mr. Buelter's compensation variable with Company performance. The remaining components of Mr. Buelter's 1996 fiscal year compensation were entirely dependent upon the Company's financial performance and provided no dollar guarantees. The bonus paid to Mr. Buelter for the 1996 fiscal year was based on the Company's performance in 1996, including the achievement of record profits and revenues, and the growth of the Company's annual net income and revenues by 29.1% and 21.4%, respectively, and the Company's acquisition and integration of EnviroStaff, Inc.

     We conclude our report with the acknowledgment that no member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries and that except for Mr. Buelter, no member of the Board of Directors is a former or current officer or employee of the Company or any of its subsidiaries.

                                          The Board of Directors

                                          Karen Brenner
                                          William E. Brock*
                                          H. Tom Buelter
                                          Jonathan S. Holman*
                                          Jeremy M. Jones

* Compensation Committee Member

STOCK PERFORMANCE GRAPH

     The graph depicted below shows the Company's stock price as an index assuming $100 invested on September 22, 1992, the first day the Company's stock was publicly traded. Also depicted are the composite prices of companies listed on the Nasdaq Stock Market and of companies listed in the SIC Code No. 736 -- Personnel Supply Services Companies Index. The information for this graph has been provided to the Company by Media General Financial Services.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                   ON ASSIGNMENT INC., NASDAQ COMPOSITE INDEX
                              AND PEER GROUP INDEX

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)            ON ASSIGNMENT     PEER GROUP INDEX      NASDAQ INDEX
SEPT. 22                                           100                 100                 100
1992                                            144.26              128.07              108.57
1993                                            137.70              138.59              130.23
1994                                            209.84              160.87              136.73
1995                                            429.51              214.49              177.35
1996                                            386.89              258.91              220.39

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation earned by the Company's Chief Executive Officer (the "CEO") and the Company's four most highly compensated executive officers other than the CEO (collectively, the "Named Officers"), for services rendered in all capacities to the Company for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                                        ANNUAL COMPENSATION             AWARDS
                                                        --------------------     SECURITIES UNDERLYING
        NAME AND PRINCIPAL POSITION            YEAR     SALARY($)    BONUS($)         OPTIONS(#)
-------------------------------------------    ----     --------     -------     ---------------------
H. Tom Buelter.............................    1996     $225,000     $45,000                  0
Chairman of the Board, President               1995      225,000      56,250             50,000
and Chief Executive Officer                    1994      225,000      56,250                  0

Kathy J. West..............................    1996      165,000      33,000                  0
Senior Vice President,                         1995      152,000      38,750             15,000
Chief Operating Officer                        1994      130,000      26,000                  0

Ronald W. Rudolph(1).......................    1996      150,000      30,000             15,000
Senior Vice President, Finance and             1995      105,000      35,000             40,000
Operations Support, and Chief Financial        1994           --          --                 --
Officer

Robert J. LaBombard(2).....................    1996       99,726      19,945             20,000
Vice President and General Manager,            1995           --          --                 --
EnviroStaff                                    1994           --          --                 --

Mark A. Vettese(3).........................    1996      112,548      33,000             15,000
Vice President and General Manager,            1995           --          --                 --
Healthcare Financial Staffing                  1994           --          --                 --

---------------

(1) Mr. Rudolph joined the Company April 1, 1995.

(2) Mr. LaBombard joined the Company March 27, 1996, and resigned his position effective January 31, 1997.

(3) Mr. Vettese joined the Company February 19, 1996, and resigned his position effective February 28, 1997.

STOCK OPTIONS

     The following table provides information with respect to the stock option grants made during the 1996 fiscal year under the Company's Restated 1987 Stock Option Plan to the Named Officers for such fiscal year:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                                INDIVIDUAL GRANTS              POTENTIAL REALIZABLE VALUE
                                      --------------------------------------        AT ASSUMED ANNUAL
                                       % OF TOTAL                                        RATES OF
                                      OPTIONS/SARS   EXERCISE                   STOCK PRICE APPRECIATION
                                       GRANTED TO     OR BASE                        FOR OPTION TERM
                       OPTIONS/SARS   EMPLOYEES IN     PRICE     EXPIRATION    --------------------------
        NAME           GRANTED(#)(1)  FISCAL YEAR    ($/SH)(2)      DATE       5%($)(3)        10%($)(3)
---------------------  ------------   ------------   ---------   -----------   ---------      -----------
H. Tom Buelter.......          0            --             --             --          --               --
Kathy J. West........          0            --             --             --          --               --
Ronald W. Rudolph....     15,000           5.5%       $ 29.00     11/27/2006   $ 273,569      $   693,278
Robert J. LaBombard..     20,000           7.4%         36.50     03/27/2006     459,093        1,163,432
Mark A. Vettese......     15,000           5.5%         34.00     02/28/2006     320,736          812,809

---------------

(1) Mr. Rudolph's option becomes exercisable in a series of equal monthly installments over the 48 months of service from the November 27, 1996 vesting date for his option. Mr. LaBombard's and Mr. Vettese's options become exercisable as to 25% of the option shares upon completion of one year of service from their respective vesting dates of March 27, 1996 and February 19, 1996 and the balance in a series of equal monthly installments over the next 36 months of service thereafter. To the extent not already exercisable, the options generally become exercisable upon a Corporate Transaction unless the option is assumed or replaced with a comparable option by the surviving entity. The options are also subject to "limited stock appreciation rights" pursuant to which the options, to the extent exercisable and outstanding for at least six months at the time of a "Hostile Takeover", will automatically be cancelled in return for a cash payment to the optionee based upon the tender-offer price of the common Stock subject to that option. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service to the Company. See Proposal Two, "Approval and Ratification of Amendment to Restated 1987 Stock Option Plan."

(2) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise. The Compensation Committee has the discretionary authority to reprice outstanding options under the Option Plan through the cancellation of those options and the grant of replacement options with an exercise price equal to the lower fair market value of the option shares on the regrant date.

(3) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

OPTION EXERCISES AND HOLDINGS

     The table below sets forth information concerning the exercise of options during the 1996 fiscal year and unexercised options held as of the end of such year by the Named Officers for such fiscal year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                            AGGREGATE          NUMBER OF UNEXERCISED
                                          VALUE REALIZED                                     VALUE OF UNEXERCISED
                                         (MARKET PRICE AT      SECURITIES UNDERLYING       IN-THE-MONEY OPTIONS/SARS
                                          EXERCISE LESS      OPTIONS/SARS AT FY-END(#)           AT FY-END(1)
                       SHARES ACQUIRED   EXERCISE PRICE)    ---------------------------   ---------------------------
         NAME          ON EXERCISE(#)          ($)          EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------- ---------------   ----------------   -----------   -------------   -----------   -------------
H. Tom Buelter........      22,500           $636,625         133,400         50,000      $ 3,130,170     $ 234,375
Kathy J. West.........       6,167            159,176          35,801         14,999          655,538        70,313
Ronald W. Rudolph.....      13,333            266,660           3,645         38,022           36,819       264,018
Robert J. LaBombard...           0                  0             753         20,847           16,781        17,682
Mark A. Vettese.......           0                  0               0         15,000                0             0

---------------

(1) Based on the closing price per share of the Company's Common Stock as listed on the Nasdaq Stock Market as of December 31, 1996 of $29.50, less the per share exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None of the Company's current executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. Mr. LaBombard, who resigned as Vice President and General Manager, EnviroStaff on January 31, 1997, was employed pursuant to a letter agreement which provided for: a monthly salary of $10,833.33; a minimum bonus of 20% of base salary and the opportunity for higher bonus payments if EnviroStaff exceeded certain performance milestones; and six months of severance in the event his employment was terminated by the Company without cause.

                          ANNUAL REPORT AND FORM 10-K

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 1996 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

     The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain a copy of this report, without charge, by writing to "Investor Relations Department" at the Company's principal executive offices, 26651 West Agoura Road, Calabasas, CA 91302.

                                 OTHER MATTERS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's annual meeting of stockholders in 1998 must be received by the Company no later than February 28, 1998 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                          THE BOARD OF DIRECTORS

Dated: April 25, 1997

PROXY                         ON ASSIGNMENT, INC.                          PROXY
                  26651 West Agoura Road, Calabasas, CA 91302
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement and appoints H. Tom Buelter and Ronald W. Rudolph and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of On Assignment, Inc. (the "Company") held of record by the undersigned on April 15, 1997, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held June 9, 1997, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

1. To elect the following directors to serve until the 2000 annual meeting of stockholders or until his or her respective successor is elected and qualified:

                                                               FOR              WITHHOLD AUTHORITY TO VOTE
                                                               ----            -----------------------------
                Karen Brenner                                  [ ]                          [ ]
                Jeremy M. Jones                                [ ]                          [ ]

2. To approve an amendment to the Company's 1987 Restated Stock Option Plan (the "Option Plan") to increase by 500,000 the number of shares of the Company's Common Stock reserved for issuance under the Option Plan.

                  FOR  [ ]      AGAINST  [ ]      ABSTAIN  [ ]

3. To ratify the Board of Director's selection of Deloitte & Touche LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 1997.
                  FOR  [ ]      AGAINST  [ ]      ABSTAIN  [ ]

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

This Proxy, when properly executed, will be voted in the manner directed herein. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

Please sign exactly as your name(s) is (are) shown on the stock certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership's name by an authorized person.

                                                   Dated:                 , 1997
                                                         -----------------

                                                   -----------------------------
                                                   Signature

                                                   -----------------------------
                                                   Signature if held jointly

                                                   Please mark, sign, date and
                                                   return the proxy card
                                                   promptly using the enclosed
                                                   envelope.

                              ON ASSIGNMENT, INC.



                        RESTATED 1987 STOCK OPTION PLAN



                                  ARTICLE ONE

                                    GENERAL



         I.     PURPOSES OF THE PLAN

                 A. This Restated 1987 Stock Option Plan (the "Plan") is intended to promote the interests of On Assignment, Inc., a Delaware corporation (the "Company"), by providing a method whereby eligible individuals may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and continue to render services to the Company (or its parent or subsidiary corporations). This restatement of the Plan shall become effective on the date on which the restatement is adopted by the Board, subject to the approval of the stockholders ("Effective Date").

                 B. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:

                                  (i)      Any corporation (other than the
         Company) in an unbroken chain of corporations ending with the Company shall be considered to be a PARENT corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                  (ii)     Each corporation (other than the
         Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a SUBSIDIARY of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         II.     STRUCTURE OF THE PLAN

                 A. Option Programs. The Plan shall be divided into two separate components: the Discretionary Option Grant Program described in Article Two and the Automatic Option Grant Program described in Article Three. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, each eligible member of the Company's Board of Directors (the "Board") will automatically receive an option grant to purchase shares of Common Stock in accordance with the provisions of Article Three.

                 B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Four of the Plan shall apply to the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

         III.    ADMINISTRATION OF THE PLAN

                 A. The Discretionary Option Grant Program shall be administered by one or more committees comprised of Board members. The primary committee (the "Primary Committee") shall be comprised of two or more non-employee Board members and shall have sole and exclusive authority to grant stock options and stock appreciation rights under the Discretionary Option Grant Program to officers and employee-directors of the Company subject to the short-swing profit restrictions of the Federal securities laws. Stock options may be granted under the Discretionary Option Grant Program to all other eligible employees and consultants by either the Primary Committee or a second committee comprised of one or more Board members (the "Secondary Committee"). The members of the Primary Committee and the Secondary Committee shall each serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

                 B. No Board member shall be eligible to serve on the Primary Committee if such individual has, within the twelve (12)- month period immediately preceding the date he or she is to be appointed to the Committee, received an option grant or stock award under this Plan or any other stock plan of the Company, its parent or subsidiary corporation, other than pursuant to the Automatic Option Grant Program in effect under Article Three.

                 C. Subject to the limited authority provided the Secondary Committee to effect option grants in accordance with the provisions of Section III.A of this Article One, the Primary Committee shall serve as the Plan Administrator and shall have full power and authority (subject to the express provisions of the Discretionary Option Grant Program) to establish such rules and regulations as it may deem appropriate for the proper administration of such program and to make such determinations under the program and any outstanding option as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties with an interest in the Plan or any outstanding option under this Discretionary Option Grant Program. Service on the Primary or Secondary Committee shall constitute service as a Board member, and members of either Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on either Committee. No member of the Primary or Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option granted under the Plan.

                 D. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three.

         IV.     ELIGIBILITY FOR OPTION GRANTS

                 A. The persons eligible to receive option grants under Article Two shall be limited to the following:

                                  (i)      key employees (including officers
         and directors) of the Company (or its parent or subsidiary corporations) who render services which contribute to the success and growth of the Company (or its parent or subsidiary corporations) or which may reasonably be anticipated to contribute to the future success and growth of the Company (or its parent or subsidiary corporations); and

                                  (ii)     those consultants or independent
         contractors who provide valuable services to the Company (or its parent or subsidiary corporations).

                                  (iii)    From and after the first date on
         which the shares of the Company's common stock are registered under
         Section 12(g) of the Securities Exchange Act of 1934, as amended (the "IPO Effective Date"), non-employee members of the Board or the non-employee members of the board of directors of any parent corporation shall not be eligible to participate in the Discretionary Option Grant Program or in any other stock option, stock purchase, stock bonus or other stock plan of the Company (or its parent or subsidiary corporations). However, non-employee members of the Board shall be eligible to receive automatic option grants pursuant to the provisions of Article Three.

                 B. The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Discretionary Option Grant Program, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to be outstanding.

         V.      STOCK SUBJECT TO THE PLAN

                 A. The stock issuable under the Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued under the Plan shall not exceed 2,000,000 shares, which includes an increase of 500,000 shares authorized by the Board under the Plan on February 13, 1997 and which increase is subject to stockholder approval at the 1997 Annual Stockholders Meeting. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section V. In no event may any one individual participating in the Plan be granted stock options for more than 250,000 shares of Common Stock over the remaining term of the Plan. For purposes of this limitation, any option grants made prior to December 31, 1993 will not be taken into account.

                 B. Should an option expire or terminate for any reason prior to exercise or surrender in full (including options canceled in accordance with the cancellation-regrant provisions of Section IV of Article
Two), the shares subject to the portion of the option not so exercised or surrendered shall be available for subsequent option grants under the Plan. Shares subject to any option or portion thereof canceled in accordance with
Section V of Article Two or Section III of Article Three and shares repurchased by the Company pursuant to its repurchase rights under the Plan shall not be available for subsequent option grants under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

                 C. In the event any change is made to the Common Stock issuable under the Plan by reason of (a) any Corporate Transaction (as defined in Section III of Article Two) or (b) any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then unless such change results in the termination of all outstanding options under the Plan as a result of the Corporate Transaction, appropriate adjustments shall be made to (i) the aggregate class and/or number of shares issuable under the Plan, (ii) the class and/or number of shares and price per share of the Common Stock subject to each outstanding option under the Discretionary Option Grant Program, (iii) the number and/or class of shares per non-employee Board member for which automatic option grants are subsequently to be made under the Automatic Option Grant Program, and (iv) the number and/or class of shares and price per share of the Common Stock in effect under each automatic grant outstanding under the Automatic Option Grant Program. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.


                                 ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM



         I.      TERMS AND CONDITIONS OF OPTIONS

                 Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees may only be granted non- statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

                 A.       Option Price.

                          1.      The option price per share shall be fixed by
the Plan Administrator, provided, however, that in no event shall the option price per share be less than eighty-five percent (85%) of the fair market value of a share of Common Stock on the date of the option grant.

                          2.      The option price shall become immediately due
upon exercise of the option and shall, subject to the provisions of Section VI of this Article Two and the instrument evidencing the grant, be payable in one of the alternative forms specified below:

                                  (i)      cash or check made payable to the
         Company's order;

                                  (ii)     shares of Common Stock held for the
         requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such terms are defined below); or

                                  (iii)    through a broker-dealer sale and
         remittance procedure pursuant to which the optionee shall provide irrevocable written instructions (I) to the designated broker-dealer to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds an amount equal to the aggregate option price payable for the purchased shares plus all applicable Federal and state income and employment taxes required to be withheld by the Company by reason of such purchase and (II) to the Company to deliver the certificates for the purchased shares directly to such broker- dealer.

                 For purposes of this subparagraph 2, the Exercise Date shall be the first date on which the Company shall have received written notice of the exercise of the option. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

                          3.      The Fair Market Value of a share of Common
Stock on any relevant date under subparagraph 1 or 2 above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

                          - If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the NASDAQ National Market System, the fair market value shall be the closing price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there is no closing price for the Common Stock on the date in question, then the closing price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                          - If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                          - If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded on the NASDAQ National Market System, or if the Plan Administrator determines that the value determined pursuant to the preceding paragraphs does not reflect Fair Market Value, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

                 B. Term and Exercise of Options. Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the stock option agreement evidencing such option; provided, however, that no such option shall have a term in excess of ten (10) years from the grant date. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution.

                 C.       Termination of Service.

                          1.      Except to the extent otherwise provided
pursuant to Section VII of this Article Two, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death.

                          - Should the optionee cease to remain in Service for any reason other than death or permanent disability, then the period for which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

                          - In the event such Service terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), then the period for which each outstanding option held by the optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

                          - Should the optionee die while in Service or during the three (3)-month period following his or her cessation of Service, then the period for which each of his or her outstanding options is to remain exercisable shall be limited to the three
         (3)-year period following the date of the optionee's cessation of Service. During such limited period, the option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

                          - Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

                          - Each such option shall, during such limited exercise period, be exercisable for any or all of the shares for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

                          2.      The Plan Administrator shall have complete
discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph 1 above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

                          3.      For purposes of the foregoing provisions of
this paragraph I.C (and all other provisions of the Plan), unless it is evidenced otherwise in the specific option agreement evidencing the option grant and/or the purchase agreement evidencing the purchased optioned shares, the optionee shall be deemed to remain in SERVICE for so long as such individual renders services on a periodic basis to the Company or any parent or subsidiary corporation in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor. The optionee shall be considered to be an EMPLOYEE for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

                 D. Stockholder Rights. An optionee shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option, paid the exercise price for the purchased shares and been issued a stock certificate for such shares.

                 E. Repurchase Rights. The shares of Common Stock acquired upon the exercise of options granted under this Article Two may be subject to one or more repurchase rights of the Company in accordance with the following provisions:

                          1.      The Plan Administrator may in its discretion
determine that it shall be a term and condition of one or more options exercised under this Article Two that the

Company (or its assignees) shall have the right, exercisable upon the optionee's cessation of Service, to repurchase at the option price all or (at the discretion of the Company and with the consent of the optionee) any portion of the shares of Common Stock previously acquired by the optionee upon the exercise of such option. Any such repurchase right shall be exercisable by the Company (or its assignees) upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provision for the expiration of such right in one or more installments over the optionee's period of Service) as the Plan Administrator may specify in the instrument evidencing such right.

                          2.      All of the Company's outstanding repurchase
rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section III of this Article Two; provided, however, that no such termination of the repurchase rights or immediate vesting of the shares shall occur if (and to the extent): (i) the Company's outstanding repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination of repurchase rights and acceleration of vesting are precluded by other limitations imposed by the Plan Administrator at the time of the option grant.

         II.     INCENTIVE OPTIONS

                 The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

                 A. Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

                 B. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as Incentive Options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as Incentive Options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

                 C. 10% Stockholder. If any individual to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations (such person to be herein referred to as a 10% Stockholder), then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant and the option term shall not exceed five (5) years measured from the grant date.

                 Except as modified by the preceding provisions of this Section II, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

         III.    CORPORATE TRANSACTIONS

                 A.       In the event of any of the following
stockholder-approved transactions (a "Corporate Transaction"):

                                  (i)      a merger or consolidation in which
         the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation;

                                  (ii)     the sale, transfer or other
         disposition of all or substantially all of the assets of the Company;
         or

                                  (iii)    any reverse merger in which the
         Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, then each option outstanding under this Article Two shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares. However, no option shall be so accelerated if and to the extent (i) such option is to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of such successor corporation or parent thereof or (ii) such acceleration is subject to other applicable limitations imposed by the Plan Administrator in the relevant option agreement.



                 B. In connection with any such Corporate Transaction, the exercisability as an incentive stock option under the Federal tax laws of any accelerated options under this Article Two shall remain subject to the applicable dollar limitation of paragraph II.B of this Article Two.

                 C. The grant of options under this Article Two shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                 D. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

         IV.     CANCELLATION AND REGRANT OF OPTIONS

                 The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than eighty-five percent (85%) of Fair Market Value (one hundred percent (100%) of such Fair Market Value in the case of an Incentive Option or one hundred and ten percent (110%) of such Fair Market Value in the case of an Incentive Option granted to a 10% Stockholder) on the date of grant.

         V.      SURRENDER OF OPTIONS FOR CASH OR STOCK

                 A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish at the time of the option grant or at any time thereafter, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Company, payable in cash or in shares of Common Stock, equal in amount to the excess of (i) the Fair Market Value (at date of surrender) of the number of shares in which the optionee is at the time vested under the surrendered option or portion thereof over (ii) the aggregate option price payable for such vested shares.

                 B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at Fair Market Value at date of surrender, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                 C. If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the date of surrender and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised at any time after ten (10) years (or five (5) years in the case of a 10% Stockholder) after the date of the option grant.

                 D. One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Each outstanding option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be canceled, to the extent exercisable for vested shares of Common Stock, upon the occurrence of a Hostile Take-Over, and the optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the number of shares in which the optionee is at the time vested under the canceled option or canceled portion over (ii) the aggregate option price payable for such vested shares. Such cash distribution shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.
The balance (if any) of each such option shall continue in full force and effect in accordance with the terms and conditions of the instrument evidencing such grant.

                 E. For purposes of paragraph V.D, the following definitions shall be in effect:

                          A Hostile Take-Over shall be deemed to occur in the event (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended (the "1934 Act")) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than Company officers and directors participating in the Plan.

                          The Take-Over Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of cancellation, as determined pursuant to the valuation provisions of paragraph I.A.3 of this Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the canceled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

                 F. The shares of Common Stock subject to any option surrendered or canceled for an appreciation distribution pursuant to this
Section V shall NOT be available for subsequent option grants under the Plan.

         VI.     LOANS OR INSTALLMENT PAYMENTS

                 A. The Plan Administrator may assist any optionee (including any officer or director) in the exercise of one or more options under this Article Two by (a) authorizing the extension of a loan to such optionee from the Company or (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans and installment payments may be granted without security or collateral (other than loans to optionees who are consultants or independent contractors, which must be adequately secured by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price payable for the purchased shares (less the par value) plus (ii) any Federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option.

                 B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under Section VI.A above shall be subject to forgiveness by the Company in whole or in part upon such terms and conditions as the Plan Administrator in its discretion deems appropriate.

         VII.    EXTENSION OF EXERCISE PERIOD

                 The Plan Administrator shall have full power and authority, exercisable in its sole discretion to extend, either at the time when the option is granted or at any time while the option remains outstanding, the period of time for which any option granted under this Article Two is to remain exercisable following the optionee's cessation of Service from the period set forth in the option agreement to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

                                 ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM



         I.      ELIGIBILITY

                 The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three shall be limited to the following:

                          (1)     each individual who is serving as a
         non-employee member of the Board on the IPO Effective Date; and

                          (2) each individual who is first appointed or elected as a non-employee Board member at any time after the IPO Effective Date.

         II.     TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

                 A. Grant Dates. Option grants will be made under this Article Three on the dates specified below:

                                  (i)      Each individual who has not
         previously been an Employee, and who first becomes a non- employee Board member at any time after the IPO Effective Date, whether through election at an Annual Stockholders Meeting or through appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non- statutory stock option to purchase 9,000 shares of Common Stock.

                                  (ii)     Commencing with the 1993 Annual
         Stockholders Meeting and each subsequent Annual Stockholders Meeting until 1996, each individual who is at the time serving as a non-employee member of the Board shall receive a grant of a non-statutory option to purchase 1,500 shares of Common Stock, provided such individual has been a member of the Board for at least six (6) months.

                                  (iii)    Commencing with the 1996 Annual
         Stockholders Meeting and each subsequent Annual Stockholders Meeting, each individual who is at the time serving as a non-employee member of the Board shall receive a grant of a non- statutory option to purchase 3,000 shares of Common Stock, instead of the 1,500 shares under
         Section II.A(ii) above.



                 The 9,000-share limitation, 1,500-share limitation and 3,000-share limitation on the automatic option grant to be made to each non-employee Board member shall be subject to periodic adjustment pursuant to the applicable provisions of Section V.C of Article One.

                 B. Exercise Price. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

                 C.       Payment.

                          The exercise price shall be payable in one of the
alternative forms specified below:

                                  (i)      cash or check made payable to the
         Company's order;

                                  (ii)     shares of Common Stock held for the
         requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such terms are defined in paragraph I.A of Article Two); or

                                  (iii)    through a broker-dealer sale and
         remittance procedure pursuant to which the optionee shall provide irrevocable written instructions (I) to the designated broker-dealer to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds an amount equal to the aggregate option price payable for the purchased shares plus all applicable Federal and state income and employment taxes required to be withheld by the Company by reason of such purchase and (II) to the Company to deliver the certificates for the purchased shares directly to such broker- dealer.

                 Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the exercise price for the purchased shares must accompany the written notice of option exercise.

                 D. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

                 E. Exercisability. Each annual automatic grant for 1,500 shares shall be immediately exercisable in full for the option shares. Each annual automatic grant for 3,000 shares shall be immediately exercisable in full for the option shares, provided that the optionee has been a member of the Board for six (6) months on the annual automatic grant date; if the optionee has not been a member of the Board for six (6) months on the annual automatic grant date, such automatic option grant shall become exercisable in full for the option shares on the date six (6) months following the annual automatic grant date. Each initial automatic grant for 9,000 shares shall become exercisable for the option shares in three (3) installments as follows:

                                  (i)      The option shall become exercisable
         for one-third (1/3) of the option shares upon completion of twelve
         (12) months of Board service measured from the automatic grant date.

                                  (ii)     The option shall become exercisable
         for an additional one-third (1/3) of the option shares upon the completion of twenty-four (24) months of Board service measured from the automatic grant date.

                                  (iii)    The option shall become exercisable
         for the final one-third (1/3) of the option shares upon the completion of thirty-six (36) months of Board service measured from the automatic grant date.

                 As the option becomes exercisable for one or more installments of the option shares, the installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the expiration or sooner termination of the option term.
The option, however, shall not become exercisable for any additional option shares following the optionee's cessation of Board service, except to the extent the option is otherwise to become exercisable in accordance with the provisions of Section III of this Article Three.

                 F. Non-Transferability. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death.

                 G.       Effect of Termination of Board Membership.

                          1.      Should the optionee cease to be a Board
member for any reason (other than death) while holding an automatic option grant under this Article Three, then such optionee shall have a six (6)-month period following the date of such cessation of Board membership in which to exercise such option for any or all of the shares of Common Stock for which the option is exercisable at the time the optionee ceases service as a Board member.

                          2.      Should the optionee die while serving as a
Board member or during the six (6)-month period following his or her cessation of Board service, then the option may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board membership, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within three
(3) years after the date of the optionee's cessation of Board service.

                          3.      In no event shall any automatic grant under
this Article Three remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable exercise period in accordance with subparagraphs 1 and 2 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be exercisable.

                 H. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have no stockholder rights with respect to any shares covered by such option until such individual shall have exercised the option, paid the exercise price for the purchased shares and been issued a stock certificate for such shares.

                 I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Non-Employee Director Automatic Grant Agreement.

         III.    CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

                 A. In the event of any Corporate Transaction (as such term is defined in Section III of Article Two), then the exercisability of each automatic option grant outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

                 B. In connection with any Change in Control of the Company, the exercisability of each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. For purposes of this Article Three, a Change in Control shall be deemed to occur in the event:

                                  (i)      any person or related group of
         persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept; or

                                  (ii)     there is a change in the composition
         of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either
         (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

                 C. Upon the occurrence of a Hostile Take-Over, each automatic option grant which has been outstanding under this Article Three for a period of at least six (6) months shall automatically be canceled in return for a cash distribution from the Company in an amount equal to the excess of
(i) the Take-Over Price of the shares of Common Stock at the time subject to the canceled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

                 D. For purposes of this Article Three, Hostile Take-Over shall have the meaning assigned to such term in paragraph V.E of Article Two. The Take-Over Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of cancellation, as determined pursuant to the valuation provisions of paragraph I.A.3 of Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over.

                 E. The shares of Common Stock subject to each option canceled in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under this Plan.

                 F. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         IV.     AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

                 The provisions of this Automatic Option Grant Program, including any automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.


                                 ARTICLE FOUR
                                 MISCELLANEOUS



         I.      AMENDMENT OF THE PLAN

                 The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that (i) no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan and (ii) any amendment to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with the limitation of Section IV of Article Three. In addition, the Board shall not, without the approval of the stockholders of the Company (i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section V.C of Article One, (ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) otherwise materially increase the benefits accruing to participants under the Plan.

         II.     EFFECTIVE DATE AND TERM OF PLAN

                 A. The Plan was restated on June 22, 1992 to be effective on the IPO Effective Date, and the Company's stockholders approved the restatement on September 4, 1992. Article One, Section III of the Plan was subsequently amended to permit the establishment of a secondary committee to administer the Plan. Such amendment became effective on the September 30, 1992 date of its approval by the Board. The Plan was restated on October 13, 1993 to (i) amend the automatic grant program under the Option Plan to increase to 9,000 from 3,000 the number of shares awarded to non-employee directors upon initial election or appointment and to delete vesting restrictions for the annual 1,500-share automatic option grants and (ii) limit the maximum number of shares for which any individual participant may be granted stock options over the remaining term of the Option Plan. The Plan was restated on December 7, 1995 to (i) amend the automatic grant program under the Option Plan to increase to 3,000 from 1,500 the number of shares awarded to each non-employee director upon each annual meeting of the Company's stockholders and (ii) eliminate the six-month service requirement for receiving such automatic annual grants, provided that the annual option grants to non- employee directors who have not served as Board members for at least six (6) months prior to the date of such annual grant shall become exercisable six (6) months after the date of such grant. The Plan was restated on February 13, 1997 to increase by 500,000 the number of shares of the Company's Common Stock reserved for issuance under the Plan from 1,500,000 shares to 2,000,000 shares. If stockholder approval is not obtained within twelve (12) months after the February 13, 1997 date of the Board's approval of the share increase under the Plan, then any options granted on the basis of such share increase shall terminate and cease to be outstanding.

                 B. The provisions of this 1997 restatement shall apply only to options granted under the Plan from and after the Effective Date. Each option issued and outstanding under the Plan immediately prior to the Effective Date shall continue to be governed by the terms and conditions of the Plan (and the instrument evidencing such grant) as in effect on the date each such option was previously granted, and nothing in this restatement shall be deemed to affect or otherwise modify the rights or obligations of the holders of such prior options with respect to the acquisition of shares of Common Stock thereunder.

                 C. The option acceleration provisions of Section III of Article Two relating to Corporate Transactions may, in the Plan Administrator's discretion, be extended to one or more outstanding stock options under the Plan which were granted prior to the IPO Effective Date and which do not otherwise provide for such acceleration.

                 D. The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under this Plan on or after the IPO Effective Date and all non-statutory options outstanding under the Plan.

                 E. The Plan shall terminate upon the earlier of (i) June 21, 2002 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or canceled pursuant to the exercise or surrender of options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

                 F. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one year thereafter such amendment is approved by the stockholders of the Company and (ii) each option granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

         III.    USE OF PROCEEDS

                 Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

         IV.     WITHHOLDING

                 The Company's obligation to deliver shares upon the exercise or surrender of any options granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

         V.      REGULATORY APPROVALS

                 A. The implementation of the Plan, the granting of any option or surrender right hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

                 B. No shares of Common Stock or other assets shall be issued or delivered under the Plan, unless and until, in the opinion of counsel for the Company (or its successor in the event of any Corporate Transaction), there shall have been compliance with all applicable requirements of the Federal and state securities exchange on which stock of the same class is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

         VI.     NO EMPLOYMENT/SERVICE RIGHTS

                 Neither the action of the Company in establishing this Plan, nor any action taken by the Board or the Plan Administrator hereunder, nor any provision of this Plan shall be construed so as to grant any individual the right to remain in the employ or Service of the Company (or any parent or subsidiary corporation) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or Service at any time and for any reason, with or without cause.